Exhibit 99.1

Biophan Expands Intellectual Property Portfolio with Two New Patents

PITTSFORD, NY—April 16, 2008 -- Biophan Technologies, Inc. (OTC BB:BIPH.OB), a developer of next-generation biomedical technology, today announced the expansion of its intellectual property portfolio for development in new technical markets, with the availability of two US patents.

Biothermal Power Source for Implantable Devices

This patent, US 7,340,304, is the third issued patent licensed to Biophan from Biomed Solutions LLC, and covers the generation of electrical power from body heat for implantable devices. This patent deals with specialized device shape and construction that enables the biothermal power source to take advantage of higher temperatures found deeper in the body, thus providing higher output of electrical power. Biophan has continued its work with personnel at the NASA Ames Research Center to improve the conversion efficiency of the semiconductor materials used to convert thermal to electrical energy. This patent represents an additional system-level approach to getting further power improvements.

Optical MRI Catheter System

US/2005-0197563, a patent application assigned directly to Biophan, has been allowed by the USPTO, and will soon issue as a US patent. This application discloses details of the construction and operation of a specialized catheter having a highly miniaturized MRI coil that can be guided into coronary arteries. “Vulnerable plaque” is the term used to describe those regions in the arterial wall most likely to shed a blood clot, widely regarded to cause 75% of heart attacks and a large percentage of strokes. Biophan intends to use one or more optical fibers in place of electrical conductors within the catheter. These fibers have extremely high signal carrying capacity, and would help eliminate risks due to catheter heating during an MRI procedure.

“These patents provide the potential to broaden the reach and the scope of our technology beyond its current focus,” said John Lanzafame, Chief Executive Officer of Biophan. “We will continue to pursue grant funding opportunities for development of these and other technologies for which the company has patent protection, while moving forward with the continued development of the Myotech Cardiac Support System (CSS).”

About Biophan Technologies, Inc.
Biophan is dedicated to providing technologies that offer innovative and competitive advantages to the medical device industry. The Company is helping to commercialize the Myotech Circulatory Support System, which has significant potential to improve the treatment of acute heart failure. Biophan Technologies, Inc. holds a 68% interest in Myotech with rights to acquire additional equity, and is leading Myotech's business development efforts. Biophan is traded on the OTC market under the symbol BIPH, and is also listed on the Frankfurt Stock Exchange under the symbol BTN. For more information on Biophan, please visit our website at www.biophan.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what Biophan anticipates, expect, or believe may happen in the future. Biophan's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: Biophan's ability to develop its technologies; the approval of Biophan's patent applications; the successful implementation of Biophan's research and development programs; the ability of Biophan to demonstrate the effectiveness of its technology; the acceptance by the market of Biophan's technology and products incorporating such technology; the ability of Biophan to effectively negotiate and enter into contracts with medical device manufacturers for the licensing of Biophan's technology; competition; the ability of Biophan to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in Biophan's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Biophan's periodic filings with the SEC, which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and Biophan undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.